EXHIBIT 99.1

INTERNATIONAL GOLD  EXECUTES DEFINITIVE AGREEMENT

Vancouver, British Columbia, July 18, 2011 (ITGC:OTCQB) – International Gold Corp. (“IGC” or the “Company”) is pleased to announce in furtherance to its news release dated June 16, 2011, it has entered into a definitive securities purchase agreement (the “Agreement”) with Cormark Capital Group LLC, a limited liability company incorporated in the state of Nevada (“Cormack”), Z & G Enterprises LLC and Apex Consolidated LLC (together, the “Membership Holders”), with respect to the proposed acquisition of all of the issued and outstanding membership units of Cormack.  Cormack’s wholly owned subsidiary, Minera Sol de Oro S.A. de C.V. (“MSO”), a private corporation incorporated under the laws of Mexico, holds rights to certain mining concessions located in the State of Chihuahua, Mexico (the “Huizopa Properties”), covering approximately 15,980 hectares.

Pursuant to the terms of the Agreement as consideration for the acquisition of all of the issued and outstanding securities of Cormack, IGC has agreed to issue 25,000,000 shares of common stock to the Membership Holders and/or their nominees and make an aggregate cash payment of $150,000 to MSO of which $75,000 has already been advanced and the remaining $75,000 payable on or before closing. In the event the transaction does not close the cash payment will be treated as a secured demand loan bearing interest at 5% per annum.

Closing of the transaction is subject to a number of conditions including: satisfactory completion of both parties respective due diligence; obtaining all necessary governmental, regulatory and third party consents, waivers and approvals; the appointment of two nominees of the membership holders to the board of directors of IGC; and completion of an interim financing with proceeds intended to be used to fund working capital of IGC. There is no assurance that the transaction will be completed as planned or at all.

International Gold Corp.
Bob M. Baker
Phone: 604.925.0220

Forward Looking Statements

This news release may contain forward-looking statements or information within the meaning of the United States Primary Securities Litigation Reform Act of 1995 and within the meaning of Canadian provincial securities laws applicable to the Company. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information, including, without limitation, risks and uncertainties relating to: completing all conditions for closing of the proposed acquisition of Cormack, obtaining financing to meet the Company's exploration programs and operating costs during its exploratory stage, the interpretation of exploration results and the estimation of mineral resources and reserves, the geology, grade and continuity of mineral deposits, the possibility that future exploration, development or mining results will not be consistent with the Company's expectations, accidents, equipment breakdowns, title matters, or other unanticipated difficulties with or interruptions in production and operations, the potential for delays in exploration or development activities or the completion of feasibility studies, the inherent uncertainty of production and cost estimates and the potential for unexpected costs and expenses, commodity price fluctuations, currency fluctuations, regulatory restrictions, including the inability to obtain mining permits and environmental regulatory restrictions and liability, the speculative nature of mineral exploration, dilution, competition, loss of key employees, and other risks and uncertainties, including those described under “Risk Factors” in the Company's Annual Report on Form 10-K filed on April 15, 2011, which is on file with the Securities and Exchange Commission, as well as the Company's periodic filings available at www.sec.gov and with Canadian Securities Administrators at www.sedar.com. Should one or more of these risks and uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in forward-looking statements. Accordingly, readers are advised not to place undue reliance on forward-looking statements or information. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as is required under applicable securities laws.

This news release does not constitute an offer for sale of securities for sale, nor a solicitation for offers to buy any securities of the Company.  The securities referred to in this news release have not been, nor will they be, registered under the United States Securities Act of 1933, as amended, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons absent U.S. registration or an applicable exemption from the U.S. registration requirements.